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                                                                     Exhibit 4.3

                          SECURITIES PURCHASE AGREEMENT


            SECURITIES PURCHASE AGREEMENT (the "Agreement") is effective as of June11, 2003 by and among Epixtar Corp a Florida corporation, with offices at 11900 Biscayne Boulevard, Miami, Florida 33181 (the "Company") and the purchasers executing this Agreement and to be listed on the Schedule of Purchasers attached hereto as Exhibit A as amended from time to time (collectively, the "Purchasers)

                                    RECITALS


            Whereas, on the Closing as hereinafter defined, the Purchasers listed on Schedule A desire to purchase shares of Series A Convertible Preferred Stock ("Series A Preferred') of the Company and five year Warrants (the "Warrants") to purchase common stock of the Company ("Common Stock") at an exercise price equal to the average daily closing price of the Company's Common Stock for the five days prior this date in accordance with Rule 506 pursuant to the Securities Act of 1933.

            Whereas, the Series A Preferred shall have the terms set forth in the Articles of Amendment of the Company's Articles of Incorporation attached as Exhibit B and the Warrants shall be in the form of Exhibit C.

Whereas, the Series A Preferred and the Warrants (together referred to as the "Securities") shall be sold in "Units" consisting of one share of Series A Preferred Stock and one Warrant to purchase 14 shares of Common Stock with up to 150,000 units offered ;

Whereas, the Company may offer Units to additional Purchasers executing this Agreement.;

            Whereas, the Company may offer to sell Common Stock in lieu of Series A Preferred (at the price of $100 per each 28 shares purchased) to additional Purchasers purchasing Units in which case, except as otherwise indicated by the context, "Common Stock" shall be substituted for references to "Series A Preferred."

            Whereas, in lieu of selling the Units pursuant to this Agreement, the Company may sell a portion of the Units pursuant to other agreements substantially similar to this Agreement and related agreements described herein.

                                    AGREEMENT


            In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

            1. Purchase and Sale of Series A Preferred; Issuance of Warrant.

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                  (a) Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing as hereinafter defined. and the Company agrees to sell and issue to each Purchaser shares of Series A Preferred in the amount specified on the Schedule of Purchasers to this Agreement.

                  (b) Issuance of Warrant. Concurrently with the purchase and sale of the Series A Preferred , the Purchasers shall be issued the Warrants constituting part of the Units in the amounts set forth on the Schedule of Purchasers to this Agreement.


                  (c) Closings: Delivery. The initial purchase and sale of the Securities shall take place . at 10:00 a.m., on June 12, 2003 (Closing Date) at such other time and at such place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place shall be designated as the (" Closing"). At the Closing the Company shall deliver to each Purchaser, against payment of the purchase price by check or by wire transfer to the Company's bank account, (i) certificates for the shares to be purchased by such Purchaser and (ii) the Warrant to be issued to such Purchaser.

            2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached as Schedule 1 hereto, the Company hereby represents and warrants to each Purchaser as follows:

                  (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of Florida and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary and where the failure to do so would have a material adverse effect on its condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects of the Company and its subsidiaries, taken as a whole (hereinafter a "Material Adverse Effect"). The Company has made available to the Purchasers copies of its Articles of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the Closing Date. Except for its subsidiaries, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture or similar arrangement.

                  (b) Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power to execute and deliver this Agreement, the Warrant, the Registration Rights Agreement in the form attached hereto as Exhibit D (the " Registration Rights Agreement"), (the the Warrant and the Registration Rights Agreement are hereinafter collectively referred to as the "Related Agreements") and to consummate any other transactions contemplated by the terms of this Agreement and the Related Agreements, including the delivery of certificates for the Series A Preferred and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements.

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                  (c) Authorization, Enforcement. (i) The execution and delivery of the Agreement and Related Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is not required, and (ii) the Agreement and Related Agreements have been duly executed and delivered by the Company, and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  (d) Capitalization

                        (i) Capital Stock. The authorized capital stock of the Company consists or will consist, upon the filing of the Articles of Amendment to the Company's Certificate of Incorporation ("Articles of Amendment"), of (i) 50,000,000 shares of Common Stock of which 10,003,000 shares will be issued and outstanding immediately prior to the Initial Closing and (ii) 10,000,000 shares of Preferred Stock to be issued in series of which by the closing date 250,000 shares shall be Series A Preferred Shares and no shares will be issued and outstanding other than the shares to be sold hereunder.The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                        (ii) Reserved Capital Stock. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Series A Preferred and exercise of the Warrants. The Company has presently reserved (i) 4,000,000 shares of its Common Stock for issuance to employees, consultants or directors under its Stock Option Plan, and (ii) 4,130,000 shares of Common Stock for issuance pursuant to outstanding warrants.

                        (iii) Obligations With Respect to Capital Stock. Except as set forth in this Agreement, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated under its charter documents or under any agreement by which the Company is bound to issue shares of its capital stock or other securities, except as contemplated by this Agreement. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. To the Company's best knowledge except as provided for in the Articles of Amendment, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company.

                  (e) Solvency. The Company is solvent.

                  (f) No Conflicts. The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Related Agreements, or issue and sell the Securities in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Securities Exchange Commission ("SEC") or state securities administrators ); provided, however, that for purpose of the representations made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

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                  (g) Financial Statements. The financial statements of the
Company comply as to form in all material respects with applicable accounting requirements under GAAP or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). For purposes hereof, the term "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standard Board and its predecessor agencies.

                  (h) No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the Schedule of Exceptions, other than those incurred in the ordinary course of the Company's business since March 31, 2003 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

                                       4
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                  (i) Compliance with Law. The Company has all franchises,
permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (j) Taxes. The Company has filed all Tax Returns which it is required to file under J applicable laws; all such Tax Returns are true and accurate in all material respect, and have been prepared in compliance with all applicable laws; except as set forth in Schedule of Exceptions the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 2002, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are to its knowledge adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

      No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction. Except as set forth in the Schedule of Exceptions, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. Except as set forth in Schedule 2(h), there are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to
Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to Section ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law Section by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

      For purposes of this Section 2(h):

      "IRS" means the United States Internal Revenue Service.

      "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

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            "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  (k) SEC Reports. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934 as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement and such documents ("Securities Filings") complied as to form in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

                  (l) Books and Records. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company

                  (m) Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchasers), so as to bring the issuance and sale of the Securities under the registration provisions of the Securities Act of 1933 is amended (the "Securities Act") and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

                  (n) Changes. Since March 31, 2003 (the "Statement Date"), there has not been:

                        (i) any change in the assets, liabilities, financial condition or operating results of he Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse

                        (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company;

                        (iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                                       6
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                        (iv) any satisfaction or discharge of any lien, claim or
encumbrance or payment of any 91 obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

                        (v) any change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject which is materially adverse to the assets, properties, financial condition, operating results or business of the Company as such business is presently conducted, including any change or amendment to any of the governing documents of the Company (including the Articles of Incorporation and Bylaws of the Company, each as amended), except as contemplated hereunder;

                        (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                        (vii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                        (viii) any resignation or termination of employment of any officer or key employee of the Company; and the Company, to its knowledge, is not aware of any impending resignation or termination of employment of any such officer or key employee;

                        (ix) any mortgage, pledge, transfer of a security interest in or lien created by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                        (x) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                        (xi) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any or such stock by the Company;

                        (xii) any transaction entered into by the Company not in the ordinary course of its business;

                        (xiii) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                        (xiv) any amount borrowed by the Company;

                        (xv) any material change in the manner of business or operations of the Company;

                        (xvi) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

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                        (xvii) any arrangement or commitment by the Company to
do any of the things described in this Section 2(n).

                  (o) Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against, the Company or its properties (not, to the Company's knowledge against any of the officers or directors of the Company) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of the Company, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of the Agreements, the right of the Company to enter into the Agreements or consummate the transactions contemplated hereby or thereby, or any action taken or to be taken in connection herewith, nor is the Company aware that there is a reasonable basis for any of the foregoing. The foregoing includes, without limitation, actions suits, proceedings or investigations pending or threatened and known to the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers. The Company is not a party or subject to the provisions of any order writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Company currently pending or which the Company intends to initiate. To the Company's knowledge, neither the Company, nor any officer, key employee or 5% shareholder of the Company, in his/her/its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency which might, either individually or in the aggregate, result in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise.

                  (p) Brokers or Finders; Other Offers. Except for fees payable to Sands Bros. As hereinafter set forth, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with this Agreement and the Related Agreements.

                  (q) Disclosure. The Company has fully provided each Purchaser with all the information which such Purchaser has requested for deciding whether to acquire the Securities and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision. No representation or warranty of the Company contained in this Agreement and the Related Agreements and the exhibits and schedules attached hereto and thereto, any certificate furnished or to be furnished to Purchasers at the Closing or other written information furnished to the Purchasers or their counsel in connection with the transactions contemplated by this Agreement and the Related Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that has not been disclosed herein or in the Related Agreements, or in any other agreement, document or written statement furnished by the Company to the Purchasers in connection with the transactions contemplated hereby and thereby which is specific to the Company, as opposed to the industry in which the Company operates, and which materially adversely affects or is reasonably likely to materially and adversely affect the business, properties, assets or financial condition of the Company

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                  (r) No Conflict of Interest. The Company is not indebted,
directly or indirectly, to any of its employees, officers or directors or their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, officers and directors not in excess of $10,000, nor is the Company contemplating such indebtedness as of the date of this Agreement. To the Company's knowledge, none of said employees, officers or directors, or any member of their immediate families, is directly or indirectly indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or any firm or corporation which competes with the Company nor is the Company contemplating such indebtedness as of the date of this Agreement, except that employees, officers, directors and/or shareholders of the Company may own stock in publicly traded companies (not in excess of 1% of the outstanding capital stock thereof) which may compete the Company. To the Company's knowledge, no employee, shareholder, officer or director, or any member of their immediate families, is, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company uses or contemplates using in the conduct of its business. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or entity.

                  (s) Intellectual Property. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, domain names, copyrights, source code, trade secrets, information, proprietary rights and processes, and any applications or registrations therefore, and all inventions, technical drawings, technology, know-how, processes, formulas, algorithms, computer software programs, documentation, and all other tangible and intangible information or material in any form, used or currently proposed to be used in its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except as set forth in the Schedule of Exceptions, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, source code, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, domain names, copyrights, source code, or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

                  (t) Customers and Suppliers. No customer or supplier that was significant to the Company during the period covered by the Financial Statements or that has been significant to the Company thereafter, has terminated, materially reduced or, to the Company's knowledge, threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

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                  (u) Officer/Director Shareholders. Martin Miller is the only officer or director of the Company who beneficially owns any shares of Common Stock (other shares of Common Stock subject to options).



            3. Representations and Warranties of the Purchasers. Each Purchaser hereby severally and not jointly represents and warrants to the Company that:

                  (a) Purchase Entirely for Own Account. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

                  (b) Knowledge. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Each Purchaser has reviewed the Securities Filings and is especially aware of the Risk Factors set forth in the Company's Annual Report on Form 10KSB for 2002 .

                  (c) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act , by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless the Securities are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledges that the Company, except as set forth in the Registration Rights Agreement ,has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

                  (d) No Public Market. Except for the Common Stock the Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

                  (e) Legends. The Purchaser understands that the Securities may bear legends substantially similar to the following.

                        (i) "THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

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                        (ii) Any legend required by the Blue Sky laws of any
state to the extent such laws are applicable to the Securities represented by the certificate so legended.

                  (f) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (g) Compliance with Law. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or shares of Common Stock issuable upon conversion of the Series A Preferred or exercise of the Warrant except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; .

            4. Conditions of the Purchaser's Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  (b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

                  (c) Performance; Proceedings and Documents. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and all corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  (d) Compliance Certificate. The Company shall deliver to each Purchaser at the Closing a certificate dated as of the Closing and signed on its behalf by one of the Company's executive officers certifying that the conditions specified in Sections 4(a), (b) and (c) have been fulfilled.

                  (e) Secretary's Certificate. The Purchasers shall have received a certificate of the Secretary or Assistant Secretary of the Company (the "Bring-Down Certificate"), in form and substance satisfactory to the Purchasers, certifying as follows:

                        (i) that attached thereto are true and complete copies of the Articles and Bylaws of the Company;

                        (ii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Related Agreements, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Securities

                        (iii) the names and true signatures of the officers of the Company signing this Agreement and all other documents to be delivered in connection with this Agreement;

                  (f) Opinion of Company Counsel . The Purchasers shall have received from Michael DiGiovanna counsel for the Company, an opinion, dated as of the Closing, in the form to be agreed upon.

                  (g) Delivery of Share Certificate and Warrant. Each Purchaser shall have received (i) the share certificate for the Series A Preferred to do with the (ii) and Warrant representing the Securities which such Purchaser is purchasing hereunder.

                  (h) Additional Documents. The Company shall have delivered to each Purchaser such additional documents relating to the transactions contemplated by this Agreement as each Purchaser may reasonably request.

                  (i) Cold Comfort Letter - a cold comfort letter from the Company's independent public accountants Liebman Goldberg &Drogin, LLP in the form to be agreed upon.

                  (j) Voting Agreement. - an agreement executed by TransVoice L.L.C.. to vote their shares of the Company in favor of the proposal referred to in paragraph 6 (a).


                  (k) Consideration in Connection with the Offering. The Company will pay to third parties fees aggregating ten 10 percent of the proceeds received and warrants to purchase ten (10%) percent of the shares of Common Stock subject to the Series A Preferred.

            5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  (a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (b) Performance of Obligations. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by him/her/it on or before the Closing, and such Purchaser shall have delivered payment to the Company in respect of its purchase of such Purchaser's Securities.

                  (c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

            6. Miscellaneous.

                  (a) As promptly as possible after the execution and delivery of this Agreement (but no later than September 15, 2003 Epixtar shall cause a meeting of its stockholders (the "Epixtar Stockholder Meeting") to be held for the purpose of voting on the approval of the transactions contemplated by the Securities Purchase Agreement, including approval of the issuance of the Securities (the "Transactions"). The board of directors of Epixtar (the "Board") shall recommend approval and adoption of the Transaction. In connection with the Epixtar Stockholder Meeting, Epixtar: (a) shall prepare and file with SEC, and use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement meeting the requirements of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Proxy Statement") and all other proxy materials relating to the Epixtar Stockholder Meeting, which Proxy Statement shall include the recommendation of the Board in favour of the Transactions; (b) shall ensure that all proxies solicited in connection with the Epixtar Stockholder Meeting are solicited in compliance with all applicable statutes, laws and regulations, including the rules and regulations promulgated by the SEC; and (c) shall otherwise comply with applicable law in connection with obtaining the approval of Epixtar's stockholders If at any time after the mailing of the Proxy Statement to Epixtar's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Epixtar will promptly prepare and mail to its stockholders such an amendment or supplement. Epixtar will not mail any Proxy Statement, or any amendment or supplement thereto, to which the Purchasers reasonably object. The Company covenants that the Proxy Statement, including any amendment or supplement thereto shall not contain any untrue statement or a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.


                  (b) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (c) Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. In addition, the parties herto agree that (i) any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waive any objection which the parties may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. FURTHER, THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AGREEMENT AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS CLAIM ASSERTED IN ANY SUCH ACTION.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (f) Survival. The warranties, representations, agreements and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  (g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid with receipt. Such notice shall be addressed to the Purchasers at such party's address as set forth in Exhibit A and such notice if addressed to the Company shall be sent to the address above (with a copy to Michael D. DiGiovanna, 212 Carnegie Center, Suite 206, Princeton, New Jersey, 08540) or as subsequently modified by written notice.

                  (h) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchasers accounting for 67% in dollar amount of the purchases made in this offering.. Any amendment or waiver affected in accordance with this Section 6(h) shall be binding upon the Purchasers, each future holder of the Securities, and the Company.

                  (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision shall be excluded form this Agreement, and the balance of the Agreement shall be enforceable in accordance with its terms.

                  (j) Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                  (k) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor their respective controlling persons, officers, directors, partners, agents, or employees, shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of then connection with the Securities.

                  (l) Expenses. The Company and each Purchaser shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that if the Closing is effected, the Company shall, at the Closing, pay counsel to the Sands Brothers & Co., Inc.an amount not to exceed $25,000 for legal fees and expenses.

                  (m) Board Observer - In the event the Series A Preferred Stockholders do not elect a nominee to the Board of Directors, the Company will permit an observer designated by holders of a majority of Series A Preferred stockholders to be an observer at each Board of Directors meeting with expenses of attendance paid by the Company.

                         [signatures on following pages]

                               SIGNATURE TO FOLLOW

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            COMPANY:

                                                   Epixtar  Corp.

                               By
                                                       Name: Martin Miller
                                                       Title: Chairman and CEO

                              SIGNATURE TO FOLLOW

Purchaser



By: ____________________________________

Name: __________________________________
                  (print)
Title: _________________________________

Address:

                                    EXHIBIT A
                                    ---------

                             SCHEDULE OF PURCHASERS


Name and Address of Purchaser      Series A Preferred      Warrant      Payment

                                    EXHIBIT B
                                    ---------

                                 Amended Article

                                    EXHIBIT C
                                    ---------

                                     FORM OF

                                     WARRANT

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE 1
                                   ----------

                             SCHEDULE OF EXCEPTIONS